BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

12/15/2021

Work Order Item Number:	W2021121500868-1780895
Filing Number:	20211960236
Filing Type:	Certificate of Correction
Filing Date/Time:	12/15/2021 1:30:00 PM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: C1495-2004

Entity Name: Unique Logistics International, Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

THE CORPORATE PLACE, INC.

601 E CHARLESTON BLVD STE 100, LAS VEGAS, NV 89104, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of	Business Number C1495-2004
Barbara K. Cegavske	Filing Number 20211960236
Secretary of State State Of Nevada	Filed On 12/15/2021 1:30:00 PM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Unique Logistics International, Inc.

2. Description of the original document for which correction is being made:

Certificate of Designation of Series D Convertible Preferred Stock

3. Filing date of the original document for which correction is being made: 12/07/2021

4. Description of the inaccuracy or defect:

In the Certificate of Designation of Series D Convertible Preferred Stock, Section 7(i) and 7(ii) erroneously references Series C Preferred Stock

5. Correction of the inaccuracy or defect:

All references to "Series C Preferred Stock" in Section 7(i) and 7(ii) of the Certificate of Designation of Series D Convertible Preferred Stock shall be replaced with "Series D Preferred Stock"

6. Signature:

X [signature]

Authorized Signature

CEO

Title *

12/13/2021

Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.